UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2019

D.R. Horton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1341 Horton Circle, Arlington, Texas 76011

(Address of principal executive offices)

(817) 390-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	DHI	New York Stock Exchange
5.750% Senior Notes due 2023	DHI 23A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director.

Effective November 7, 2019, the Company’s board of directors (the “Board”) appointed Maribess L. Miller to serve as a director on the Company’s Board. Ms. Miller, age 66, was also named the Chair of the Nominating and Governance Committee and a member of both the Audit and Compensation Committees.

Ms. Miller, a Certified Public Accountant, was an Audit Partner at PricewaterhouseCoopers (“PwC”) until her retirement in 2009. During her 34-year career at PwC, Ms. Miller managed large audit and consulting engagements of both public and private companies in the consumer, energy, healthcare, industrial products and technology industries and served in multiple leadership roles in the firm. From 2002 to 2009, she was PwC’s North Texas Market Managing Partner, after previously serving as the firm’s Southwest Region Consumer, Industrial Products and Energy Practice Leader and the Managing Partner of the firm’s U.S. Healthcare Audit Practice.

Ms. Miller currently serves on the Board of Directors of two other publicly traded companies and one private company. She has served in leadership roles with both the National Association of Corporate Directors North Texas and the Texas State Board of Public Accountancy, and she is active in numerous civic and community activities in the Dallas-Fort Worth area. Ms. Miller graduated Cum Laude with a BBA in Accounting from Texas Christian University.

In connection with Ms. Miller’s appointment to the Board, Ms. Miller is eligible to receive the compensation offered to all of the Company’s non-employee directors for services on the Board, as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on December 14, 2018. Ms. Miller was also granted 5,000 restricted stock units that vest in equal amounts over 5 years.

There are no arrangements or understandings between Ms. Miller and any other person in connection with her appointment as a director of the Company. Ms. Miller is not related to any officer or director of the Company, and there are no transactions or relationships between Ms. Miller and the Company and its subsidiaries that are reportable under Item 404(a) of Regulation S-K.

Designation of Principal Accounting Officer.

Effective November 7, 2019, the Board designated Aron M. Odom, Vice President and Controller of the Company to be the Company’s Principal Accounting Officer. Mr. Odom, age 45, has worked for the Company since 2001 in various roles including Controller, Assistant Controller and Accounting Manager. Bill W. Wheat, Executive Vice President and Chief Financial Officer was previously designated as the Company’s Principal Financial Officer and Principal Accounting Officer. Mr. Wheat will continue to be designated the Company’s Principal Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D.R. Horton, Inc.

Date:November 12, 2019	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

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